IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11

WOLVERINE TUBE, INC., et al.,1	:	Case No. 10-13522 (PJW)
:
Debtors.	:	(Jointly Administered)

MASTER BALLOT FOR NOMINEES OF
BENEFICIAL HOLDERS OF NOTE CLAIMS IN CLASS 3

PLEASE READ AND FOLLOW THE ENCLOSED INSTRUCTIONS FOR COMPLETING MASTER BALLOTS CAREFULLY BEFORE COMPLETING THIS MASTER BALLOT.

THIS MASTER BALLOT MUST BE COMPLETED, EXECUTED, AND
RETURNED SO THAT IT IS ACTUALLY RECEIVED BY THE BALLOTING AGENT ON OR BEFORE 5:00 P.M. PREVAILING EASTERN TIME ON MAY 23, 2011
(THE “VOTING DEADLINE”).

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) are soliciting votes with respect to the First Amended Joint Plan of Reorganization of Wolverine Tube, Inc. and its Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code, as Modified (as may be amended from time to time, the “Plan”) as set forth in the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization of Wolverine Tube, Inc. and its Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code, as Modified (as may be amended from time to time, the “Amended Disclosure Statement”).  The Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has approved the Amended Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code, by entry of an order on April 15, 2011 (the “Disclosure Statement Approval Order”).  Bankruptcy Court approval of the Amended Disclosure Statement does not indicate approval of the Plan by the Bankruptcy Court.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.

This Master Ballot is being sent to you because the Debtors’ records indicate that, as of the Voting Record Date April 15, 2011, you are a broker, dealer, commercial bank, trust company, or other agent or nominee (each, a “Nominee”) of beneficial holders (collectively, the “Beneficial Holders”) of Note Claims.

1  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Wolverine Tube, Inc. (0812), Tube Forming, L.P. (3323), Wolverine Joining Technologies, LLC (1600), WT Holdings Company, Inc. (4984), and TF Investor Inc. (8048). The Debtors’ corporate headquarters and the mailing address for each Debtor is 200 Clinton Avenue West, 10th Floor, Huntsville, Alabama 35801.

As a Nominee, you should already have distributed a Solicitation Package, including a Beneficial Holder Ballot, to each Beneficial Holder of Note Claims (or intermediary Nominees, if applicable) and taken any action required to enable such Beneficial Holder to timely vote its Claim to accept or reject the Plan.  You should have included in each Solicitation Package a return envelope addressed to you (and not include a return envelope addressed to the Balloting Agent), unless you chose to pre-validate such Beneficial Holder Ballot, in which case the Solicitation Package should have included a return envelope addressed only to the Balloting Agent.  With respect to any Beneficial Holder Ballots returned to you, you must (1) execute this Master Ballot so as to reflect the voting instructions given to you in the Beneficial Holder Ballots by the Beneficial Holders for whom you hold Notes and (2) forward this Master Ballot to the Balloting Agent in accordance with the Master Ballot Instructions accompanying this Master Ballot.

If you are both the registered or record holder and Beneficial Holder of any Note Claims and you wish to vote such Note Claims, You may complete a Beneficial Holder Ballot or this Master Ballot.

If you received Solicitation Package materials in CD-ROM format and desire paper copies, or if you need to obtain additional Solicitation Packages, you may (a) contact the Balloting Agent by telephone at (212) 771-1128 or by e-mail at Balloting@DonlinRecano.com; or (b) download such documents (excluding the Ballots) from the Debtors’ restructuring website at http://www.donlinrecano.com/wti or by visiting the Bankruptcy Court’s website at http://www.deb.uscourts.gov.

This Master Ballot may not be used for any purpose other than for casting votes to accept or reject the Plan and making certain certifications with respect thereto.  If you believe that you have received this Master Ballot in error, please contact the Debtors’ Balloting Agent immediately at the telephone number or e-mail address set forth above.

If the Balloting Agent does not actually receive this Master Ballot on or before the Voting Deadline, which is 5:00 p.m. prevailing Eastern Time on
May 23, 2011, and if the Voting Deadline is not extended, the Beneficial Holders’ votes transmitted hereby may be counted only in the sole and absolute discretion of the Debtors.

Item 1.	Certification of Authority to Vote.

The undersigned certifies that, as of the Voting Record Date, the undersigned (please check the applicable box):

☐	is a Nominee for the Beneficial Holders of the aggregate principal amount of Note Claims listed in Item 2 below and is the registered Holder of the Note Claims being voted;

☐
is acting under a power of attorney and/or agency agreement (a copy of which will be provided upon request) granted by a Nominee that is the registered Holder of the aggregate principal amount of Note Claims listed in Item 2 below; or

☐
has been granted a proxy (an original of which is annexed hereto) from (1) a Nominee or (2) a Beneficial Holder, that is the registered Holder of the aggregate amount of the Note Claims listed in Item 2 below and, accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the Beneficial Holders of the Note Claims described in Item 2 below.

Item 2.	Note Claims Vote.

Beneficial Holders Votes:  The undersigned transmits the following votes of Beneficial Holders in respect of their Note Claims.  The undersigned certifies that the following Beneficial Holders of Note Claims, as identified by their respective customer account numbers set forth below, are Beneficial Holders of the Note Claims as of the Voting Record Date and have delivered to the undersigned, as Nominee, Beneficial Holder Ballots casting such votes.

To Properly Complete the Following Table:  Indicate in the appropriate column below the aggregate principal amount voted for each account (please use additional sheets of paper if necessary and, if possible, attach such information to this Master Ballot in the form of the following table).  Please note: (1) each account of a Beneficial Holder must vote all such Beneficial Holder’s Note Claims to accept or reject the Plan and may not split such vote; and (2) do not count any Beneficial Holder Ballot executed by the Beneficial Holder that does not indicate an acceptance or rejection of the Plan or that indicates both an acceptance and a rejection of the Plan.

Your Customer Account Number For Each Beneficial Holder of Voting Note Claims
Principal Amount of Note Claims
In order to vote on the Plan, the Beneficial Holder must have checked a box in Item 2 on the Beneficial Holder Ballot to ACCEPT or REJECT the Plan.  In addition, if the Beneficial Holder returned a signed Beneficial Holder Ballot but did not check a box (or checked both boxes) in Item 2, the Beneficial Holder Ballot will not be counted for purposes of determining acceptance or rejection of the Plan.

		ACCEPT THE PLAN	REJECT THE PLAN
1.		$	$
2.		$	$
3.		$	$
4,		$	$
5.		$	$
6.		$	$
7.		$	$
8.		$	$
9.		$	$
10.		$	$
	TOTALS:	$	$

IMPORTANT INFORMATION REGARDING THE THIRD PARTY RELEASE:

Section 10.2 of the Plan contains the following provision:

To the greatest extent permissible by law and except as otherwise provided in this Section 10.2, as of the Effective Date, each Holder of a Claim against the Debtors shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Third Party Releasees from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, including any derivative Claims, asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the related Disclosure Statement, the related Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) in exchange for the good and valuable consideration provided by the Third Party Releasees; (2) a good faith settlement and compromise of the Claims released by this Section 10.2; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any Entity granting a Third Party Release from asserting any claim or Cause of Action released pursuant to the Third Party Release.

Nothing in this Third Party Release shall be deemed to release or Impair any Allowed General Unsecured Claim against the Debtors, which Allowed General Unsecured Claims against the Debtors shall be treated as set forth in Article III of the Plan.

Notwithstanding anything to the contrary in this Section 10.2, nothing in Section 10.2 shall release a Third Party Releasee from any Claims or Causes of Action relating to a violation by such party of federal, state or local securities laws.

Item 3.	Certification as to Transcription of Information from Item 3 of the Beneficial Holder Ballots as to Note Claims Voted Through Other Beneficial Holder Ballots.

The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by Beneficial Holders in Item 3 of each of the Beneficial Holder’s original Beneficial Holder Ballots, identifying any Mote Claims for which such Beneficial Holders have submitted other Beneficial Holder Ballots other than to the undersigned:

Your Customer Account	TRANSCRIBE FROM ITEM 3 OF THE BENEFICIAL HOLDER BALLOTS
Number For Each Beneficial Holder of Voting Note Claims That Completed Item 3 of the Beneficial Holder Ballot	Account Number of Other Note Claims Voted	Name of Holder of Other Note Claims Voted	CUSIP of Other Note Claims Voted	Principal Amount of Other Note Claims Voted	Type of Other Class 3 Claims Voted
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Item 4.	Certification.

By signing this Master Ballot, the undersigned certifies that:

(a)
it has received a copy of the Amended Disclosure Statement, the Beneficial Holder Ballots, and the Solicitation Package and has delivered the same to the Beneficial Holders listed on the Beneficial Holder Ballots or to any intermediary Nominee, as applicable;

(b)	it has received a completed and signed Beneficial Holder Ballot from each Beneficial Holder listed in Item 2 of this Master Ballot or from an intermediary Nominee, as applicable;

(c)	it is the registered Holder of the Note Claims being voted;

(d)	it has been authorized by each such Beneficial Holder or intermediary Nominee, as applicable, to vote on the Plan and to make applicable elections:

(e)	it has properly disclosed:

(i)	the number of Beneficial Holders who completed Beneficial Holder Ballots;

(ii)	the respective amounts of the Note Claims owned, as the case may be, by each Beneficial Holder who completed a Beneficial Holder Ballot;

(iii)	each such Beneficial Holder’s respective vote concerning the Plan;

(iv)	each such Beneficial Holder’s certification as to other Note Claims voted; and

(v)	the customer account or other identification number for each such Beneficial Holder;

(f)	each such Beneficial Holder has certified to the undersigned or to an intermediary Nominee, as applicable, that it is eligible to vote on the Plan;

(g)
each such Beneficial Holder has certified to the Nominee that such Beneficial Holder has not submitted any other ballot for such Claims held in other accounts or other names, or, if it has submitted another ballot held in other accounts or names, that the Beneficial Holder has certified to the Nominee that such Beneficial Holder has cast the same vote for such Claims, and the undersigned has identified such other accounts or owner and such other ballots; and

(h)
it will maintain Beneficial Holder Ballots and evidence of separate transactions returned by Beneficial Holders or by intermediary Nominees (whether properly completed or defective) for at least one year after the Voting Deadline and disclose all such information to the Bankruptcy Court or the Debtors, as the case may be, if so ordered.

Name of Nominee
(Print or Type)

Participant Number:

Name of Proxy Holder or Agent for Nominee:
(Print or Type)

Signature:

Name of Signatory:
(If other than Nominee)

Title:

Address:

Telephone
Number:

Email:

Date Completed:

PLEASE COMPLETE, SIGN AND DATE THIS MASTER BALLOT
AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED TO:

If by regular mail:
Donlin Recano & Company, Inc.
Re: WTI, Inc.
Attn: Voting Department
P.O. Box 2034, Murray Hill Station
New York, NY 10156-0701

If by hand delivery or overnight courier:

Donlin Recano & Company, Inc.
Re: WTI, Inc.
Attn: Voting Department
419 Park Avenue South, Suite 1206
New York, NY 10016

IF THE BALLOTING AGENT DOES NOT ACTUALLY RECEIVE THIS MASTER
BALLOT ON OR BEFORE 5:00 P.M. PREVAILING EASTERN TIME ON
MAY 23, 2011 (AND IF THE VOTING DEADLINE IS NOT EXTENDED), THE
VOTES CAST HEREBY MAY BE COUNTED ONLY IN THE SOLE AND
ABSOLUTE DISCRETION OF THE DEBTORS.

Class 3 — Nominees of Beneficial Holders of Note Claims

INSTRUCTIONS FOR COMPLETING THIS MASTER BALLOT

1.
The Debtors are soliciting the votes of Holders of Claims with respect to the Plan attached as Exhibit A to the Amended Disclosure Statement.  Capitalized terms used in the Master Ballot or in these instructions (the “Master Ballot Instructions”) but not otherwise defined therein or herein shall have the meaning set forth in the Plan, a copy of which also accompanies the Master Ballot.

2.	The Bankruptcy Court may confirm the Plan and thereby bind Beneficial Holders. Please review the Amended Disclosure Statement for more Information.

HOW TO VOTE:

You should already have distributed Solicitation Package(s), including Beneficial Holders Ballots, to each Beneficial Holder of Note Claims (or intermediary Nominees, if applicable) and taken any action required to enable each such Beneficial Holder to timely vote its Claims.

3.
If you are both the record holder and the Beneficial Holder of any principal amount of the Note Claims and you wish to vote Note Claims, you may complete and execute either an individual Beneficial Holder Ballot or a Master Ballot and return the same to the Balloting Agent in accordance with these instructions.

4.
If you are transmitting the votes of any Beneficial Holders other than yourself, you may, at your option, elect to pre-validate the Beneficial Holder Ballots sent to you by the Balloting Agent.  Based on your decision as to whether or not to pre-validate Beneficial Holder Ballots, the instructions in either paragraph 5 or paragraph 6 apply (but not both).

5.
PRE-VALIDATED BENEFICIAL HOLDER BALLOTS:  A Nominee “pre-validates” a Beneficial Holder Ballot by indicating thereon the record holder of the Note Claims voted, the amount of the Note Claims held by the Beneficial Holder, and the appropriate account numbers through which the Beneficial Holder’s holdings are derived.  If you choose to pre-validate individual Beneficial Holder Ballots, you must immediately: (a) “pre-validate” the individual Beneficial Holder Ballot contained in the Solicitation Package sent to you by the Balloting Agent and (b) forward the Solicitation Package to the Beneficial Holder for voting, including:

a.	the pre-validated Beneficial Holder Ballot; and

b.
a return envelope addressed to the Balloting Agent (either by using a self-addressed return envelope provided by the Balloting Agent, or by providing an envelope addressed to:  Donlin Recano & Company, Inc., Re:  WTI, Inc., Attn:  Voting Department, P.O. Box 2034, Murray Hill Station, New York, NY 10156-0701).

6.	NON PRE-VALTDATED BENEFICIAL HOLDER BALLOTS: If you did NOT choose to pre-validate individual Beneficial Holder Ballots, you must:

a.
immediately forward the Solicitation Package(s) sent to you by the Balloting Agent to each Beneficial Holder for voting, including: (i) the Beneficial Holder Ballot; (ii) a return envelope addressed to the Nominee; and (iii) clear instructions stating that Beneficial Holders must return their Beneficial Holder Ballot directly to the Nominee so that it is actually received by the Nominee in enough time to prepare the Master Ballot in accordance with paragraph 6(b), directly below and return the Master Ballot to the Balloting Agent so it is actually received by the Balloting Agent on or before the Voting Deadline; and

b.	upon receipt of completed, executed Beneficial Holder Ballots returned to you by a Beneficial Holder (or intermediary Nominee), you must:

•
compile and validate the votes and other relevant information of each such Beneficial Holder on the Master Ballot using the customer account number or other identification number assigned by you or an intermediary Nominee to each such Beneficial Holder;

•	execute the Master Ballot;

•	transmit such Master Ballot to the Balloting Agent by the Voting Deadline; and

•
retain such Beneficial Holder Ballots in your files for a period of at least one year after the Voting Deadline (as you may be ordered to produce the Beneficial Holder Ballots to the Debtors or the Bankruptcy Court).

7.
If a Master Ballot is received after the Voting Deadline and if the Voting Deadline is not extended, it may be counted only in the sole and absolute discretion of the Debtors.  Additionally, the following Master Ballots (and therefore Beneficial Holder Ballots) will not be counted:

•	Master Ballots sent to any of the Debtors, the Debtors’ agents (other than the Balloting Agent), any indenture trustee, or the Debtors’ financial or legal advisors;

•	Master Ballots sent by facsimile, e-mail, or any other electronic means;

•	any Master Ballot that is illegible or contains insufficient information to permit the identification of the Beneficial Holder of the Claim;

•	any Master Ballot or portion thereof cast on behalf of an Entity (or Entities) that does not hold a Claim in a Class that is entitled to vote on the Plan;

•	any unsigned Master Ballot;

•	any non-original Master Ballot; and/or

•	any Master Ballot not marked to accept or reject the Plan or the portion of any Master Ballot that is marked, with respect to a single account number, both to accept and reject the Plan.

8.
Any Ballot returned to you by a Beneficial Holder of a Claim or intermediary Nominee shall not be counted for purposes of accepting or rejecting the Plan until you properly complete and deliver to the Balloting Agent a Master Ballot that reflects the vote of such Beneficial Holders or intermediary Nominees by the Voting Deadline or otherwise validate the Beneficial Holder Ballot in a manner acceptable to the Balloting Agent.

9.
The method of delivery of Master Ballots to the Balloting Agent is at the election and risk of each Nominee.  Except as otherwise provided herein, such delivery will be deemed made only when the Balloting Agent actually receives the originally executed Master Ballot.  Instead of effecting delivery by first-class mail, it is recommended, though not required, that Nominees use an overnight or hand delivery service.  In all cases, Nominees should allow sufficient time to assure timely delivery.

10.
If multiple Master Ballots are received from the same Nominee with respect to the same Beneficial Holder Ballot belonging to a Beneficial Holder of a Claim prior to the Voting Deadline, the latest dated Master Ballot timely received will supersede and revoke any earlier received Master Ballots.

11.
The Master Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan and make certifications with respect to the Beneficial Holder Ballots.  Accordingly, at this time, Holders of Claims should not surrender certificates or instruments representing their Claims and you should not accept delivery of any such certificates or instruments surrendered together with a Beneficial Holder Ballot.

12.	This Master Ballot does not constitute, and shall not be deemed to be, (a) a Proof of Claim or (b) an assertion or admission of a Claim.

13.
Please be sure to properly execute your Master Ballot.  You must:  (a) sign and date your Master Ballot; (b) if applicable, indicate that you are signing a Master Ballot in your capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity and, if required or requested by the Balloting Agent, the Debtors, or the Bankruptcy Court, submit proper evidence to the requesting party to so act on behalf of such Beneficial Holder; and (c) provide your name and mailing address if it is different from that set forth on the attached mailing label or if no such mailing label is attached to the Master Ballot.

14.
No fees or commissions or other remuneration will be payable to any Nominee for soliciting Beneficial Holder Ballots accepting the Plan.  The Debtors will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Beneficial Holder Ballots and other enclosed materials to your customers.

PLEASE MAIL YOUR MASTER BALLOT PROMPTLY!

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT,
THESE VOTING INSTRUCTIONS OR THE PROCEDURES FOR VOTING,
PLEASE CALL THE BALLOTING AGENT AT (212) 771-1128 OR E-MAIL THE
BALLOTING AGENT AT BALLOTING@DONLINRECANO.COM

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL
RENDER YOU OR ANY OTHER ENTITY THE AGENT OF THE DEBTORS OR THE
BALLOTING AGENT OR AUTHORIZE YOU OR ANY OTHER ENTITY TO USE ANY
DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THE
DEBTORS WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS
CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.